UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2016

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55372	47-1858485
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25731 Commercentre Drive, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 916-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2016, we filed a certificate of change with the Nevada Secretary of State pursuant to Nevada Revised Statutes 78.209 to (i) increase our authorized common stock from 250,000,000 to 1,250,000,000 shares and to and (ii) effectuate a 1-for-5 forward-split of our common stock. The Certificate of Change was filed with an effective date of April 15, 2016. Pursuant to the Nevada Revised Statutes, our board of directors is authorized to effectuate the forward stock split without stockholder approval. Prior to the split, 4,118,500 shares of common stock were issued and outstanding. After the split, 20,592,500 shares of common stock will be issued and outstanding.

Section 8 - Other Events

Item 8.01 Other Events

Our board of directors has approved a 1-for-5 forward stock split of its currently outstanding shares of common stock.  The record date for the forward split is April 14, 2016.  Prior to the split, 4,118,500 shares of common stock were issued and outstanding.  After the split, 20,592,500 shares of common stock will be issued and outstanding.

We received notice from FINRA/OTC Corporate Actions that the forward stock split will take effect at the open of business on April 15, 2016.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
	Number	Description

	3.1	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFIT BRANDS, INC.

(Registrant)

Date: April 14, 2016	By:	/s/ David E. Vautrin
David E. Vautrin
Chief Executive Officer

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